Exhibit 99.1

FTI Consulting, Inc.

777 South Flagler Drive, Suite 1500

West Palm Beach, Florida 33401

(561) 515-1900

FOR FURTHER INFORMATION:

Jack Dunn, President & CEO

(561) 515-1900

Investors: Gordon McCoun

(212) 850-5600

Media: Andy Maas

(212) 651-7133

FTI Consulting Confirms Discussions to Acquire Certain Operations

of LECG Corporation

February 18, 2011 — WEST PALM BEACH, Fla., Feb. 18, 2011 — FTI Consulting, Inc. (NYSE:FCN), the global business advisory firm dedicated to helping organizations protect and enhance their enterprise value, today confirmed that it is in discussions with LECG Corporation (NASDAQ: XPRT) on the possible acquisition of several specific practice groups within LECG but not an acquisition of the entire firm.

No definitive agreement has been entered into with respect to the transactions under discussion, and accordingly no assurance can be given that any agreement will be signed or any practice group will be acquired. FTI Consulting does not intend to make any further announcements or communications regarding discussions with LECG until either a definitive agreement has been reached or discussions are terminated without any agreement being reached.

About FTI Consulting

FTI Consulting, Inc. is a global business advisory firm dedicated to helping organizations protect and enhance enterprise value in an increasingly complex legal, regulatory and economic environment. With more than 3,600 employees located in most major business centers in the world, we work closely with clients every day to anticipate, illuminate, and overcome complex business challenges in areas such as investigations, litigation, mergers and acquisitions, regulatory issues, reputation management and restructuring. More information can be found at www.fticonsulting.com.

Forward-Looking Statements

This press release contains forward-looking statements as defined by The Private Securities Litigation Reform Act of 1995. The terms “explore,” “evaluate,” “may,” “will,” “could,” “anticipate,” “plan,” “continue,” “project,” “intend,” “estimate,” “believe,” “expect” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such words. Actual events may differ materially from those discussed by any forward-looking statements. Factors that may cause or contribute to such differences include, without limitation, the uncertainties related to the consummation of any acquisition or other factors relating to any business that is the subject of discussions. Any forward-looking statements represent our discussions only as of today and should not be relied upon as representing our discussions as of any subsequent date. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if factors change.

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